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                                    EX. 10.3

                                     KEYCORP

                             AUTOMATIC DEFERRAL PLAN

                                    ARTICLE I

         The KeyCorp Automatic Deferral Plan ("Plan") is established effective January 1, 1999 to require certain key Employees of KeyCorp to automatically defer a percentage of the total amount of their incentive compensation accrued under a KeyCorp sponsored incentive compensation plan to the Plan. The Plan, as structured, is intended to provide those key Employees of KeyCorp with a tax-favorable savings vehicle, while providing KeyCorp with a means of retaining their continued employment. It is the intention of KeyCorp, and it is the understanding of those Participants covered under the Plan, that the Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

         2.1 MEANING OF DEFINITIONS. For the purposes of this Plan, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is clearly required by the context:

         (a) "BENEFICIARY" shall mean the person, persons or entity entitled under Article VIII to receive any Plan benefits payable after a Participant's death.

         (b) "BOARD" shall mean the Board of Directors of KeyCorp, the Board's Compensation and Organization Committee, or any other committee designated by the Board or a subcommittee designated by the Board's Compensation and Organization Committee.

         (c) "CHANGE OF CONTROL" shall be deemed to have occurred if under a rabbi trust arrangement established by KeyCorp ("Trust"), as such Trust may from time to time be amended or substituted, the Corporation is required to fund the Trust because a "Change of Control", as defined in the Trust, has occurred on and after January 1, 1999 to secure the payment of any Participants' Plan benefits payable hereunder.

         (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with all regulations promulgated thereunder. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

         (e) "COMMON STOCK ACCOUNT" shall mean the investment account established under the Plan for bookkeeping purposes in which the Participant shall have his or her Participant Deferrals and Corporate Contributions credited. Participant Deferrals and Corporate Contributions shall be credited based on a bookkeeping allocation of KeyCorp Common Shares (both whole and fractional rounded to the nearest one-hundredth of a share) ("Common Shares") which shall be equal to the amount of Participant Deferrals and Corporate Contributions deferred. The Common Stock Account shall also reflect on a

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                  bookkeeping basis all dividends, gains, and losses
                  attributable to such Common Shares. All Participant Deferrals and all Corporate Contributions credited to the Common Stock Account shall be based on the New York Stock Exchange's closing price for such Common Shares as of the day such Participant Deferrals and Corporate Contributions are credited to the Participant's Plan Account.

         (f) "CORPORATE CONTRIBUTIONS" shall mean the dollar amount which an Employer has agreed to contribute on a bookkeeping basis to the Participant's Plan Account in accordance with the provisions of Article V of the Plan.

         (g) "CORPORATION" shall mean KeyCorp, an Ohio corporation, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated.

         (h) "DEFERRAL PERIOD" shall mean each applicable Incentive Compensation Plan's plan year.

         (i) "DEFERRED COMPENSATION PLAN" shall mean the KeyCorp Deferred Compensation Plan as the same may be amended from time to time.

         (j) "DETERMINATION DATE" shall mean the last business day of each calendar quarter.

         (k) "DISABILITY" shall mean (1) the physical or mental disability of a permanent nature which prevents a Participant from performing the duties such Participant was employed to perform for his or her Employer when such disability commenced, (2) qualifies for disability benefits under the federal Social Security Act within 30 months following the Participant's disability, and (3) qualifies the Participant for disability coverage under the KeyCorp Long Term Disability Plan.

         (l) "DISCHARGE FOR CAUSE" shall mean the termination (whether by the Participant or the Employer) of a Participant's employment from his or her Employer and any other Employer that is the result of (1) serious misconduct as an Employee, including, but not limited to, a continued failure after notice to perform a substantial portion of his or her duties and responsibilities unrelated to illness or incapacity, unethical behavior such as acts of self-dealing or self-interest, harassment, violence in the workplace, or theft; (2) the commission of a crime involving a controlled substance, moral turpitude, dishonesty, or breach of trust; or (3) the Employer being directed by a regulatory agency or self-regulatory agency to terminate or suspend the Participant or to prohibit the Participant from performing services for the Employer. The Corporation in its sole and absolute discretion shall determine whether a Participant has been Discharged for Cause, as provided for in this Section 2.1(l), provided, however, that for a period of two years following a Change of Control, any determination by the Corporation that an Employee has been Discharged for Cause shall be set forth in writing with the factual basis for such Discharge for Cause clearly specified and documented by the Corporation.

         (m) "DISTRIBUTION AGREEMENT" shall mean the executed agreement submitted by the Participant to the Corporation a minimum of twelve months prior to the Participant's initial vesting in his or her Participant Deferrals and Corporate Contributions for the applicable Deferral Period which shall contain, in pertinent part, the Participant's distribution instructions for such Participant Deferrals and Corporate Contributions when


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                  vested. In the event the Participant elects or is required to transfer his or her vested Participant Deferrals and/or Corporate Contributions to the Deferred Compensation Plan, the Participant, at the time of such transfer, shall be required to execute a new Distribution Agreement which shall control the distribution of such transferred Plan benefits from the Deferred Compensation Plan.

         (n) "EMPLOYEE" shall mean a common law employee who is employed by an Employer.

         (o) "EMPLOYER" shall mean the Corporation and any of its subsidiaries or affiliates, unless specifically excluded as an Employer for Plan purposes by written action by an officer of the Corporation. An Employer's Plan participation shall be subject to all conditions and requirements made by the Corporation, and each Employer shall be deemed to have appointed the Plan Administrator as its exclusive agent under the Plan as long as it continues as an Employer.

         (p) "HARMFUL ACTIVITY" shall have occurred if the Participant shall do any one or more of the following:

                  (i) Use, publish, sell, trade or otherwise disclose Non-Public Information of KeyCorp unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to KeyCorp.

                  (ii) After notice from KeyCorp, fail to return to KeyCorp any document, data, or thing in his or her possession or to which the Participant has access that may involve Non-Public Information of KeyCorp.

                  (iii) After notice from KeyCorp, fail to assign to KeyCorp all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Participant created, in whole or in part, during employment with KeyCorp, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property.

                  (iv) After notice from KeyCorp, fail to agree to do any acts and sign any document reasonably requested by KeyCorp to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Participant created, in whole or in part, during employment with KeyCorp, including, without limitation, the signing of patent applications and assignments thereof.

                  (v) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, solicit or entice for employment or hire any KeyCorp employee.

                  (vi) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, call upon, solicit, or do business with (other than business which does not compete with any business conducted by KeyCorp) any KeyCorp customer the Participant called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while the Participant was


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                         employed at KeyCorp unless such prohibited activity
                         was inadvertent, done in good faith, and did not involve a customer whom the Participant should have reasonably known was a customer of KeyCorp.

                  (vii) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, after notice from KeyCorp, continue to engage in any business activity in competition with KeyCorp in the same or a closely related activity that the Participant was engaged in for KeyCorp during the one year period prior to the termination of the Participant's employment.

                         For purposes of this Section 2.1(p) the term:

                         "INTELLECTUAL PROPERTY" shall mean any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information, or thing relating to KeyCorp or any of its businesses.

                         "NON-PUBLIC INFORMATION" shall mean, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., employees, customers, and suppliers) that are developed, owned, utilized, or maintained by an employer such as KeyCorp, and that of its customers or suppliers, and that are not generally known by the public.

                         "KEYCORP" shall include KeyCorp, its subsidiaries, and its affiliates.

         (q) "INCENTIVE COMPENSATION AWARD" shall collectively mean the incentive compensation accrued by an Employee under the terms of an Incentive Compensation Plan during the applicable Deferral Period, which shall become subject to the automatic deferral and vesting provisions of Article III and
                  Article VI of the Plan when such accrued incentive compensation exceeds $100,000 for the applicable Deferral Period. For purposes of this Section 2.1(q), the term "Incentive Compensation Award" shall not include any compensation paid to the Employee for the applicable Deferral Period which constitutes any form of hiring bonus, sales commissions, referral awards, recognition awards, and /or corporate long term incentive compensation plan awards.

         (r) "INCENTIVE COMPENSATION PLAN" shall mean a line of business or management incentive compensation plan that is sponsored by KeyCorp or an affiliate of KeyCorp which the Corporation in its sole discretion has determined constitutes an Incentive Compensation Plan for purposes of the automatic deferral and vesting provisions of Article III and Article VI of the Plan.

         (s) "INVOLUNTARY TERMINATION" shall mean the termination (by the Employer) of a Participant's employment from his or her Employer and from any other Employer, other than a Discharge for Cause or a Termination Under Limited Circumstances.


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         (t)      "PARTICIPANT" shall mean an Employee who meets the eligibility and participation requirements set forth in Section 3.1 of the Plan, provided, however, that the term Participant shall not include any Employee who has attained age 58 or older prior to the start of the applicable Deferral Period, and who affirmatively elects in a manner prescribed by the Corporation to not participate in the Plan for the applicable Deferral Period.

         (u) "PARTICIPANT DEFERRALS" shall mean any Incentive Compensation Award required to be automatically deferred to the Plan for each applicable Deferral Period.

         (v) "PLAN" shall mean the KeyCorp Automatic Deferral Plan with all amendments hereafter made.

         (w) "PLAN ACCOUNT" shall mean those bookkeeping accounts established by the Corporation for each Plan Participant, which shall reflect all Corporate Contributions and Participant Deferrals invested for bookkeeping purposes in the Plan's Common Stock Account, with all earnings, dividends, gains, and losses thereon. Plan Accounts shall not constitute separate Plan funds or separate Plan assets. Neither the maintenance of, nor the crediting of amounts to such Plan Accounts shall be treated (i) as the allocation of any Corporation assets to, or a segregation of any Corporation assets in any such Plan Accounts, or (ii) as otherwise creating a right in any person or Participant to receive specific assets of the Corporation.

         (x)      "PLAN YEAR" shall mean the calendar year.

         (y) "RETIREMENT" shall mean the termination of a Participant's employment any time after the Participant's attainment of age 55 and completion of 5 years of Vesting Service but shall not include the Participant's (i) Discharge for Cause, (ii) Involuntary Termination, (iii) Termination Under Limited Circumstances, (iv) Disability, or (v) death .

         (z) "TERMINATION UNDER LIMITED CIRCUMSTANCES" shall mean the termination (whether by the Participant or the Employer) of a Participant's employment from his or her Employer, and from any other Employer (i) under circumstances in which the Participant is entitled to receive severance benefits or salary continuation benefits under the KeyCorp Separation Pay Plan, (ii) under circumstances in which the Participant is entitled to severance benefits or salary continuation or similar benefits under a change of control agreement or employment agreement within two years after a change of control (as defined by such agreement) has occurred, or (iii) as otherwise expressly approved by the Corporation or the Compensation and Organization Committee, in their sole discretion.

         (aa) "VESTING SERVICE" for purposes of Section 2.1(y) shall be calculated by measuring the period of service commencing on the Employee's employment commencement date and ending on the Employee's termination date and shall be computed based on each full calendar month that the Employee is employed by an Employer.

         (bb) "VOLUNTARY TERMINATION" shall mean a voluntary termination of the Participant's employment from his or her Employer and from any other Employer, whether by resignation or otherwise, but shall not include the Participant's Discharge for Cause,


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                  Involuntary Termination, Retirement, Termination Under Limited
                  Circumstances, or termination as a result of Disability or death.

         2.2 PRONOUNS. The masculine pronoun wherever used herein includes the feminine in any case so requiring, and the singular may include the plural.


                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         3.1 ELIGIBILITY AND PARTICIPATION. An Employee shall be required to participate in the Plan, and shall automatically become a Plan Participant upon the Employee's grant of an Incentive Compensation Award in excess of $100,000 which is accrued by the Employee during the applicable Deferral Period.

         3.2 AUTOMATIC DEFERRAL REQUIREMENTS. An Employee meeting the eligibility and automatic participation requirements of Section 3.1 hereof, shall automatically defer, in accordance with the terms of the applicable Incentive Compensation Plan in which the Employee participates, the following amount from the Employee's applicable Incentive Compensation Award:

         (a) THE PORTION OF THE PARTICIPANT'S INCENTIVE COMPENSATION AWARD BETWEEN $100,000 UP TO AND INCLUDING $500,000. Twenty percent (20%) of the Participant's Incentive Compensation Award between $100,000 up to and including $500,000 shall be automatically deferred to the Plan.

         (b) THE PORTION OF THE PARTICIPANT'S INCENTIVE COMPENSATION AWARD BETWEEN $500,000 UP TO AND INCLUDING $1,000,000. Twenty five percent (25%) of the Participant's Incentive Compensation Award between $500,000 up to and including $1,000,000 shall be automatically deferred to the Plan.

         (c) THE PORTION OF THE PARTICIPANT'S INCENTIVE COMPENSATION AWARD GREATER THAN $1,000,000. Thirty percent (30%) of the Participant's Incentive Compensation Award greater than $1,000,000 Plan shall be automatically deferred to the Plan.

         3.3 COMMITMENT LIMITED BY TERMINATION UNDER LIMITED CIRCUMSTANCES, INVOLUNTARY TERMINATION, RETIREMENT, DISABILITY, OR DEATH. As of a Participant's Termination Under Limited Circumstances, Involuntary Termination, Retirement, Disability or death, the Participant shall be relieved from and, further, shall not be permitted to make any further Participant Deferrals to the Plan, and any Incentive Compensation Award that thereafter would have been subject to the Automatic Deferral Requirements of Section 3.2 hereof, if and to the extent payable, shall be paid directly to the Participant in accordance with the terms of the applicable Incentive Compensation Plan.


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         3.4 EFFECT OF A PARTICIPANT'S DISCHARGE FOR CAUSE OR VOLUNTARY
TERMINATION ON PARTICIPANT DEFERRALS. In the event of a Participant's Discharge for Cause or Voluntary Termination, the Participant shall forfeit his or her Incentive Compensation Award to the extent that it would otherwise become subject to the Automatic Deferral Requirements of Section 3.2 of the Plan when paid but for the termination of the Participant's employment. As to whether the balance of the Participant's Incentive Compensation Award not subject to the Automatic Deferral Requirements of Section 3.2, if any, shall be payable to the Participant shall be determined in accordance with the terms of the applicable Incentive Compensation Plan.

         3.5 CHANGE IN PARTICIPATION STATUS. Participants shall make automatic Participant Deferrals to the Plan only when the Participant's Incentive Compensation Award exceeds $100,000 for the applicable Deferral Period. During those Deferral Periods in which the Participant does not automatically defer Participant Deferrals to the Plan, Participant Deferrals and Corporate Contributions previously credited to the Participant's Plan Account shall remain in the Plan and shall continue to vest under the terms of Section 6.1 hereof; such Participant Deferrals and Corporate Contributions with all earnings, gains, or losses thereon when vested shall be distributed to the Participant in accordance with the provisions of Article VII of the Plan.


                                   ARTICLE IV

                              PARTICIPANT DEFERRALS
                              ---------------------

         4.1 PLAN ACCOUNT. All Participant Deferrals shall be credited on a bookkeeping basis to a Plan Account established in the Participant's name. Separate sub-accounts may be established to reflect on a bookkeeping basis all earnings, gains, or losses attributable to the Participant's Participant Deferrals and those Corporate Contributions credited to the Participant's Plan Account in accordance with the provisions of Section 5.1 hereof.

         4.2 INVESTMENT OF PARTICIPANT DEFERRALS. Participant Deferrals shall be automatically invested on a bookkeeping basis in the Plan's Common Stock Account.

         4.3 CREDITING OF PARTICIPANT DEFERRALS. Participant Deferrals shall be credited to the Participant's Plan Account as of the payroll date on which the Participant's Incentive Compensation Award would have been payable to the Participant but for the Incentive Compensation Plan's automatic deferral provisions to the Plan.


                                    ARTICLE V

                             CORPORATE CONTRIBUTIONS
                             -----------------------

         5.1 CREDITING OF CORPORATION CONTRIBUTIONS. Matching Corporate Contributions equal to 15% of the Participant's Participant Deferrals for the applicable Deferral Period shall be credited on a bookkeeping basis to the Participant's Plan Account as of the payroll date on which the Participant's Participant Deferrals are automatically deferred and credited to the Plan.


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         5.2 INVESTMENT OF CORPORATE CONTRIBUTIONS. All Corporate Contributions
credited to the Participant's Plan Account shall be invested for bookkeeping purposes in the Plan's Common Stock Account.

         5.3 DETERMINATION OF AMOUNT. The Plan Administrator shall verify the amount of Participant Deferrals, Corporate Contributions, dividends, and earnings, if any, to be credited to each Participant's Plan Account in accordance with the provisions of the Plan. The reasonable and equitable decision of the Plan Administrator as to the value of each Plan Account shall be conclusive and binding upon all Participants and the Beneficiary of each deceased Participant having any interest, direct or indirect in the Participant's Plan Account. As soon as reasonably practicable after the close of the Plan Year, the Corporation shall send to each Participant an itemized accounting statement that shall reflect the Participant's Plan Account balance.

         5.4 CORPORATE ASSETS. All Participant Deferrals, Corporate Contributions, dividends, earnings and any other gains and losses credited to a Participant's Plan Account on a bookkeeping basis, remain the assets and property of the Corporation, which shall be subject to distribution to the Participant only in accordance with Articles VII, X and XI of the Plan. Distributions made under the Plan shall be in the form of Common Shares or a plan-to-plan transfer to the Deferred Compensation Plan as provided in Article VII hereof. Participants and Beneficiaries shall have the status of general unsecured creditors of the Corporation. Nothing contained in the Plan shall create, or be construed as creating a trust of any kind or any other fiduciary relationship between the Participant, the Corporation, or any other person. It is the intention of the Corporation and it is the understanding of the Participant that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         5.5 NO PRESENT INTEREST. Subject to any federal statute to the contrary, no right or benefit under the Plan and no right or interest in each Participant's Plan Account shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under the Plan, or Participant's Plan Account shall be void. No right, interest, or benefit under the Plan or Participant's Plan Account shall be liable for or subject to the debts, contracts, liabilities, or torts of the Participant or Beneficiary. If the Participant or Beneficiary becomes bankrupt or attempts to alienate, sell, assign, pledge, encumber, or charge any right under the Plan or Participant's Plan Account, such attempt shall be void and unenforceable.


                                   ARTICLE VI
                                   ----------

                                     VESTING
                                     -------

         6.1 VESTING IN PARTICIPANT DEFERRALS AND CORPORATE CONTRIBUTIONS. The calculation of a Participant's vested interest in those Participant Deferrals and Corporate Contributions credited on a bookkeeping basis to the Participant's Plan Account shall be measured from the last day of the applicable calendar quarter in which Participant Deferrals and Corporate Contributions are credited to the Participant's Plan Account ("Quarterly Deferral Date"). A Participant shall become vested in his or her Participant Deferrals and Corporate Contributions with all earnings, gains, and losses thereon for each applicable Deferral Period under the following three-year graded vesting schedule:


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                  (a) From the date the Participant's Participant Deferrals and
                  Corporate Contributions are credited to the Participant's Plan Account until one full calendar year from the Quarterly Deferral
                  Date................................................... 0%.

                  (b) One full calendar year from the Quarterly Deferral Date of the Participant's Participant Deferrals and Corporate Contributions to the Plan but less than two full calendar years from such Quarterly Deferral
                  Date..................................... 33%.

                        (C) TWO FULL CALENDAR YEARS FROM THE QUARTERLY DEFERRAL
                  DATE OF THE PARTICIPANT'S PARTICIPANT DEFERRALS AND CORPORATE CONTRIBUTIONS TO THE PLAN BUT LESS THAN THREE FULL CALENDAR YEARS FROM SUCH QUARTERLY DEFERRAL DATE
                  .................................... 66%.

         (d) Three full calendar years from the date of the Quarterly Deferral Date of the Participant's Participant Deferrals and Corporate Contributions to the
Plan..................................................................100%.

Notwithstanding the foregoing provisions of this Section 6.1, a Participant shall become fully vested in all Participant Deferrals and Corporate Contributions credited on a bookkeeping basis to the Participant's Plan Account upon the Participant's Termination Under Limited Circumstances, Disability or death.

         6.2 CONTINUED VESTING UPON RETIREMENT. Subject to the provisions of
Section 7.2 of the Plan, upon the Participant's Retirement, the Participant's non-vested Participant Deferrals and Corporate Contributions credited to the Participant's Plan Account with all earnings and gains thereon, shall remain in the Plan and shall continue to vest under the vesting provisions of Section 6.1 of the Plan.

         6.3 FORFEITURE OF CORPORATE CONTRIBUTIONS. In the event of the Participant's Involuntary Termination, as that term is defined in accordance with Section 2.1(s) of the Plan, the Participant shall become immediately vested in those Participant Deferrals allocated on a bookkeeping basis to the Participant's Plan Account with all earnings and gains thereon. All non-vested Corporate Contributions and related earnings credited on a bookkeeping basis to the Participant's Plan Account shall be forfeited as of the Participant's last day of employment.

         6.4 FORFEITURE OF PARTICIPANT DEFERRALS AND CORPORATE CONTRIBUTIONS. Notwithstanding any provision of the Plan to the contrary, upon the Participant's Discharge for Cause or the Participant's Voluntary Termination, the Participant shall automatically forfeit all Participant Deferrals and Corporate Contributions allocated on a bookkeeping basis to the Participant's Plan Account with all earnings and gains thereon that have not vested in accordance with the vesting provisions of Section 6.1 of the Plan as of the Participant's last day of employment.


                                   ARTICLE VII

                          DISTRIBUTION OF PLAN BENEFITS
                          -----------------------------

         7.1 DISTRIBUTIONS PRIOR TO RETIREMENT. A Participant's vested Participant Deferrals and Corporate Contributions with all earnings and gains thereon, shall be distributed to the Participant as of the Determination Date concurrently with or immediately following the Participant's vesting in his or her Plan


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

benefit in accordance with the distribution directions provided by the Participant in his or her Distribution Agreement, as follows:

                  (a) as a single lump sum distribution of Common Shares, or

                  (b) as a plan-to-plan transfer of the Participant's vested bookkeeping Plan Account balance to the Deferred Compensation Plan's Common Stock Account.

Lump sum distributions from the Plan of vested Participant Deferrals and Corporate Contributions shall be made in Common Shares based on the bookkeeping number of whole and fractional Common Shares attributable to those vested Participant Deferrals and Corporate Contributions maintained in the Plan's Common Stock Account as of the Determination Date concurrently with or immediately preceding the date of such distribution. Participants' Plan Account balances transferred to the Deferred Compensation Plan's Common Stock Account will not be subject to investment diversification and/or reallocation under the Deferred Compensation Plan.

Notwithstanding the foregoing provisions of this Section 7.1, however, in the event a Participant who is subject to the Corporation Stock Ownership Guidelines fails to meet his or her Stock Ownership Guidelines requirement at the time of his or her Plan distribution and the Participant has elected to receive a lump sum distribution from the Plan, the Corporation in its discretion may (1) withhold such portion of the Participant's lump sum distribution of Common Shares until the Participant has otherwise met his or her obligations under the Corporation Stock Ownership Guidelines, or (2) issue to the Participant restricted Common Shares whose transferability will be restricted until the Participant otherwise meets his or her obligations under the Stock Ownership Guidelines.

         7.2 DISTRIBUTIONS FOLLOWING RETIREMENT. Upon the Participant's Retirement, the Participant's Plan Account balance shall continue to be maintained within the Plan and all Participant Deferrals and Corporate Contributions credited to the Participant's Plan Account with all earnings, gains, and losses thereon, shall continue to vest under the vesting provisions of Section 6.1 of the Plan, and when vested, shall be distributed to the Participant in accordance with the provisions of Section 7.1(a) hereof. Notwithstanding the foregoing provisions of this Section 7.2, however, in the event of the Participant's Retirement, and within twelve months of such Retirement the Participant engages in any "Harmful Activity" as that term is defined in accordance with Section 2.1 (p) of the Plan, such Participant's non-vested Plan Account balance shall be immediately forfeited and the Participant shall automatically cease Plan participation.

         7.3 DISTRIBUTIONS FOLLOWING TERMINATION UNDER LIMITED CIRCUMSTANCES, DISABILITY OR DEATH. Upon the Participant's Termination Under Limited Circumstances, termination of employment due to Disability or death, all Participant Deferrals and Corporate Contributions credited to the Participant's Plan Account with all earnings, gains, and losses thereon shall become immediately vested and shall be distributed to the Participant in a single lump sum distribution of Common Shares.

         7.4 DISTRIBUTIONS FOLLOWING INVOLUNTARY TERMINATION. Upon the Participant's Involuntary Termination, all Participant Deferrals credited to the Participant's Plan Account with all earnings, gains and losses thereon, in accordance with the provisions of Section 6.3 of the Plan, shall become immediately vested and shall be distributed to the Participant in a single lump sum distribution. All non-vested Corporate Contributions credited to the Participant's Plan Account with all related earnings thereon shall be forfeited by the Participant as of his or her last day of employment.


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         7.5 DISTRIBUTIONS FOLLOWING VOLUNTARY TERMINATION OR DISCHARGE FOR
CAUSE. Upon the Participant's Voluntary Termination or Discharge for Cause, all non-vested Participant Deferrals and Corporate Contributions credited to the Participant's Plan Account with all earnings, gains, and losses thereon shall be forfeited by the Participant as of his or her last day of employment.

         7.6 WITHHOLDING. The withholding of taxes with respect to the Participant's Participant Deferrals, Corporate Contributions, and all earnings and gains thereon shall be made at such time as it becomes required by any state, federal or local law; such taxes shall be withheld from the Participant's Participant Deferrals and Corporate Contributions in accordance with applicable law to the maximum extent possible.

         7.7 DISTRIBUTION LIMITATION. If the Corporation determines that a Participant's Participant Deferrals and/or Corporate Contributions with all earnings and gains thereon:

         1. would not be deductible by the Corporation if paid in accordance with the distribution instructions specified by the Participant in his or her Distribution Agreement by reason of the disallowance rules of Section 162(m) of the Code, but

         2. would be deductible by the Corporation if deferred and paid in a later Plan Year, the Corporation reserves the right to defer the distribution of all or any portion of such Participant's Participant Deferrals and/or Corporate Contributions with all interest and earnings thereon until such time as the Corporation determines that the distribution of all or any portion of such Participant's Participant Deferrals and/or Corporate Contributions will be payable without the disallowance of the deduction prescribed by Code Section 162(m) ("Deferrals"). Such unpaid Deferrals shall be transferred to the Deferred Compensation Plan and shall be held in the Deferred Compensation Plan's Common Stock Account and the provisions of the Deferred Compensation Plan thereafter shall become applicable with regard to such Deferrals.

         Notwithstanding any other provision of this Section 7.7, however, all Deferrals transferred to the Deferred Compensation Plan together with all earnings, gains, and losses thereon, shall be distributed to the Participant no later than April 15 of the year following the employment termination date of the Participant, regardless of the deductibility of such distribution.

         7.8 FACILITY OF PAYMENT. If it is found that any individual to whom an amount is payable hereunder is incapable of attending to his or her financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Corporation, be paid to another person for the use or benefit of the individual found incapable of attending to his or her financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. Any such payment shall be charged to the Participant's Plan Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his or her financial affairs, and shall be a complete discharge of any liability therefor under the Plan.

                                  ARTICLE VIII

                             BENEFICIARY DESIGNATION
                             -----------------------

         8.1 BENEFICIARY DESIGNATION. Subject to Section 8.3 hereof, each Participant shall have the right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's vested Plan Account. Each Beneficiary designation shall be in a written form prescribed by the Corporation and shall be effective only when filed with the Corporation during the Participant's lifetime.

         8.2 CHANGING BENEFICIARY. Any Beneficiary designation may be changed by the Participant without the consent of the previously named Beneficiary by the Participant's filing of a new designation with the Corporation. The filing of a new designation shall cancel all designations previously filed by the Participant.

         8.3 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary (including all contingent Beneficiaries) designated by a deceased Participant dies before the Participant, the Participant's Beneficiary shall be the Participant's estate.


                                   ARTICLE IX

                                 ADMINISTRATION
                                 --------------

         9.1 ADMINISTRATION. The Corporation, which shall be the "Administrator" of the Plan for purposes of ERISA and the "Plan Administrator" for purposes of the Code, shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Corporation shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits and procedures for claim review,
(c) to resolve all other questions arising under the Plan, including any questions of construction and/or interpretation, and (d) to take such further action as the Corporation shall deem necessary or advisable in the administration of the Plan. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be disturbed unless the Plan Administrator has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits and in any determination of eligibility for a benefit. All decisions of the Plan Administrator shall be final and binding on all parties. The Corporation may employ such attorneys, investment counsel, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties subject, however, to the provisions of Section 9.2. The Plan Year, for purposes of Plan administration, shall be the calendar year.

         9.2 CLAIMS REVIEW PROCEDURE. Whenever the Plan Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits under this Plan filed by any person (herein referred to as the "Claimant"), the Plan Administrator shall transmit a written notice of its decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he or she receives such notice, he or she may obtain review of the decision of the Plan Administrator in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his or her authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefor, which request shall contain the following information:

         (a) the date on which the request was filed with the Plan Administrator; provided, however, that the date on which the request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

         (b) the specific portions of the denial of his or her claim which the Claimant requests the Plan Administrator to review;

         (c) a statement by the Claimant setting forth the basis upon which he or she believes the Plan Administrator should reverse its previous denial of the claim and accept the claim as made; and

         (d) any written material which the Claimant desires the Plan Administrator to examine in its consideration of his or her position as stated pursuant to paragraph (b) above.


         In accordance with this Section 9.2, if the Claimant requests a review of the claim decision, such review shall be made by the Plan Administrator, who shall, within sixty (60) days after receipt of the request form, review and render a written decision on the claim containing the specific reasons for the decision including reference to Plan provisions upon which the decision is based. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be modified unless the Plan Administrator has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits, and any determination of eligibility for a benefit. All decisions of the Plan Administrator shall be binding on the claimant and upon all other persons or entities. If the Participant or Beneficiary shall not file written notice with the Plan Administrator at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, if any, under the Plan.


                                    ARTICLE X

                        AMENDMENT AND TERMINATION OF PLAN
                        ---------------------------------

         10.1 RESERVATION OF RIGHTS. The Corporation reserves the right to terminate the Plan at any time by action of the Board of Directors of the Corporation, or any duly authorized committee thereof, and to modify or amend the Plan, in whole or in part, at any time and for any reason, subject to the following:

         (a) PRESERVATION OF ACCOUNT BALANCE. No termination, amendment, or modification of the Plan shall reduce (i) the amount of Participant Deferrals and Corporate Contributions, and (ii) all earnings and gains on such Participant Deferrals and Corporate Contributions that have accrued up to the effective date of the termination, amendment, or modification.

         (b) CHANGES IN EARNINGS RATE. No amendment or modification of the Plan shall reduce the rate of earnings to be credited on all Participant Deferrals and Corporate Contribution, and all earnings and gains accrued thereon under the Common Stock Account until the close of the applicable Plan Year in which such amendment or modification is made.

         10.2 EFFECT OF PLAN TERMINATION. If the Corporation terminates the Plan, either in whole or in part, the following will apply:

         (a) PARTIAL TERMINATION. The Corporation may partially terminate the Plan by instructing the Plan Administrator to not accept any additional Participant Deferrals. If such a partial termination occurs, the Plan shall continue to operate and to be effective with regard to those Participant Deferrals deferred and Corporate Contributions made prior to the effective date of such partial termination.

         (b) COMPLETE TERMINATION. The Corporation may completely terminate the Plan by instructing the Plan Administrator to not accept any additional Participant Deferrals and to fully vest all Participants' Plan Account balances. If such a complete termination occurs, the Plan shall cease to operate and the Plan Administrator shall distribute each Participant's Plan Account balance. Participants' distributions shall be made in equal quarterly installments in Common Shares over the following period, based on the value of each Participant's Plan Account balance:

                              Account Balance                  Payout Period
                              ---------------                  -------------
                         Equal to or less than $100,000        Lump Sum
                         More than $100,000                    3 Years

         Plan payments shall commence within sixty-five (65) days after the Corporation terminates the Plan. The Participant's unpaid Plan Account balance invested for bookkeeping purposes in the Plan's Common Stock Account shall be reflected as a number of whole and fractional Common Shares in a distribution sub-account and shall be credited with dividends on a bookkeeping basis which shall be reinvested in the Plan's Common Stock Account throughout the distribution period; all such reinvested dividends shall be paid to the Participant in Common Shares in conjunction with the Participant's final distribution under the Plan.

         10.3 EFFECT OF PLAN TERMINATION. Notwithstanding anything to the contrary contained in the Plan, the termination of the Plan shall terminate the liability of the Corporation and all Employers to make further Corporate Contributions to the Plan.


                                   ARTICLE XI

                                CHANGE OF CONTROL
                                -----------------

         11.1 CHANGE OF CONTROL. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control as defined in accordance with Section 2.1(c) of the Plan, no amendment or modification of the Plan may be made at any time on or after such Change of Control (1) to reduce or modify a Participant's Pre-Change of Control Account Balance, (2) to reduce or modify the Common Stock Accounts' method of calculating earnings, gains, and/or losses on the Participant's Pre-Change of

Control Account Balance, or (3) to reduce or modify the Participant's Participant Deferrals and/or Corporate Contributions to be credited to the Participant's Plan Account for the applicable Deferral Period. For purposes of this Section 11.1, the term "Pre-Change of Control Account Balance" shall mean, with regard to any Plan Participant, the aggregate amount of the Participant's Participant Deferrals and Corporate Contributions with all earnings, gains, and losses thereon which are credited to the Participant's Plan Account through the close of the calendar year in which such Change of Control occurs.

         11.2 COMMON STOCK CONVERSION. In the event of a transaction or occurrence in which the Common Shares of the Corporation are converted into or exchanged for securities, cash and/or other property as a result of any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation or entity, or the sale of all or substantially all of its assets to another corporation or entity, the Corporation shall cause the Common Stock Account to reflect on a bookkeeping basis the securities, cash and other property that would have been received in such reorganization, reclassification, consolidation, merger or sale in an equivalent amount of Common Shares equal to the balance in the Common Stock Account and, from and after such reorganization, reclassification, consolidation, merger or sale, the Common Stock Account shall reflect on a bookkeeping basis all dividends, interest, earnings and losses attributable to such securities, cash, and other property.

         11.3 AMENDMENT IN THE EVENT OF A CHANGE OF CONTROL. On and after a Change of Control, the provisions of Article II, Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, Article X, and this Article XI may not be amended or modified as such Sections and Articles apply with regard to the Participants' Pre-Change of Control Account Balances.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         12.1 UNFUNDED PLAN. This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.

         12.2 NO COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his or her employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment, rate of compensation, or terms and conditions of employment of any Employee hereunder for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

         12.3 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than the Participants, former Participants, and Beneficiaries.

         12.4 ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a subsidiary or committee authorized by the Board of Directors, or any officer of the Corporation or a subsidiary or officer of a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, except in circumstances involving bad faith or willful misconduct, for anything done or omitted to be done.

         12.5 EXPENSES. The expenses of administration of the Plan shall be paid by the Corporation.

         12.6 PRECEDENT. Except as otherwise specifically agreed to by the Corporation in writing, no action taken in accordance with the Plan by the Corporation shall be construed or relied upon as a precedent for similar action under similar circumstances.

         12.7 WITHHOLDING. The Corporation shall withhold any tax which the Corporation in its discretion deems necessary to be withheld from any payment to any Participant, former Participant, or Beneficiary hereunder, by reason of any present or future law.

         12.8 VALIDITY OF PLAN. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the provisions of ERISA, the Code, and, to the extent applicable, the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other part thereof.

         12.9 PARTIES BOUND. The Plan shall be binding upon the Employers, Participants, former Participants, and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

         12.10 HEADINGS. All headings used in the Plan are for convenience of reference only and are not part of the substance of the Plan.

         12.11 DUTY TO FURNISH INFORMATION. The Corporation shall furnish to each Participant, former Participant, or Beneficiary any documents, reports, returns, statements, or other information that it reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

         12.12 TRUST FUND. At its discretion, the Corporation may establish one or more trusts, with such trustees as the Corporation may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust may be irrevocable, in the event of insolvency or bankruptcy of the Corporation, such assets will be subject to the claims of the Corporation's general creditors. To the extent any benefits provided under the Plan are paid from any such trust, the Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Employer.

         12.13 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         12.14 NOTICE. Any notice required or permitted under the Plan shall be deemed sufficiently provided if such notice is in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification. Mailed notice to the Corporation shall be directed to the Corporation's address, attention:
KeyCorp Compensation and Benefits Department. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the Employer's records

         12.15 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of each Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity, which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of an Employer.




                                     KEYCORP


                                     By:
                                         --------------------------------

                                    Title:
                                           ------------------------------